Exhibit 99.1

October 8, 2025

DeFi Development Corp. Announces Dividend of Warrant to Stockholders

BOCA RATON, FL — October 8, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company”), today announced a special dividend to be distributed in the form of warrants to holders of the Company’s common stock as of October 23, 2025 (the “Record Date”).

Each registered stockholder as of the Record Date will receive one (1) warrant for every ten (10) shares of Company common stock held, rounded down to the nearest whole warrant. Additionally, in lieu of an adjustment to the applicable conversion rate, holders of the Company’s Convertible Senior Notes due 2030 will receive warrants on an as converted to common stock basis in accordance with the governing indenture.

The Company expects to distribute up to approximately 3.3 million warrants on or around Monday, October 27, 2025 (the “Distribution Date”), based on shares of common stock and Convertible Senior Notes currently outstanding. If holders of other Company securities, such as convertible notes and warrants issued in prior PIPE transactions, were to convert or exercise their securities prior to the Record Date, the number of warrants distributed would increase. The warrants will be issued without any action required by the Company’s stockholders or noteholders as of the Record Date and without any payment of cash or other consideration.

Each warrant will entitle the holder to purchase one share of common stock at an exercise price of $22.50, at any time following the Distribution Date until the warrants expire on January 21, 2028 (the “Expiration Date”). Holders can only exercise a warrant by paying the exercise price to acquire the shares of common stock in cash. Following the Distribution Date, the warrants are expected to be freely tradable and listed on the Nasdaq Capital Market under the ticker DFDVW. Recipients of the warrants will be able to trade their warrants or exercise any warrants in accordance with the warrant agreement, irrespective of whether they continue to hold shares of common stock.

“This special dividend reinforces our confidence in DFDV’s trajectory and our belief in transparent, shareholder-aligned capital formation,” said Joseph Onorati, the Company’s Chief Executive Officer. “By issuing tradable warrants, we’re empowering investors to participate in future expansion while preserving long-term value for existing shareholders.”

The transaction provides Company stockholders the option to participate in the Company’s capital raising on a non-dilutive basis. Assuming exercise of the warrants in full, the Company would receive up to $73.5 million of gross proceeds, which the Company intends to use for general corporate purposes, including the acquisition of SOL and for working capital.

Details of Warrant Distribution

Stockholders will receive one (1) warrant for each ten (10) shares of common stock held as of the Record Date of October 23, 2025, rounded down to the nearest whole number for any fractional warrant. As an example, a stockholder who owns 320 or 327 shares of common stock would receive 32 warrants. Holders of the Company’s Convertible Senior Notes as of the Record Date will also receive warrants based on the same ratio in the manner determined by the governing indenture. For each $1,000 face amount holders of the 2030 Notes will receive 4.3269 warrants, rounded down to the nearest whole number for any fractional warrant. As an example, a holder of $30,000 face amount of the 2030 Notes would receive 129 warrants.

The warrants will be governed by a warrant agreement that we expect to file with the Securities and Exchange Commission (“SEC”) by the Distribution Date. The warrant agreement will contain additional detail on warrant holders’ rights to exercise, potential future adjustments to the warrants, potential suspension of the exercise period, extension of the expiration of the exercise period, and other matters.

Frequently asked questions and answers relating to the warrant dividend distribution will be made available at https://defidevcorp.com/dashboard?tab=warrants.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the Warrants in the Warrant Distribution has not been registered under the Securities Act, as the distribution of a Warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A Form 8-A registration statement and registration statement containing a prospectus or prospectus supplement describing the terms of the Warrants will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Holders of Common Stock and the Company’s Convertible Senior Notes due 2030 should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This communication contains a general summary of the Warrants. Please read the warrant agreement relating to the Warrants when it becomes available as it will contain important information about the terms of the Warrants.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (“DeFi”) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including concerning the warrant distribution; the anticipated record date and distribution date for the warrant; the anticipated gross proceeds from the exercise of warrants; the expected use of proceeds; the acceptance to trading of the warrants on the Nasdaq Capital Market; the prices of the warrants; and the existence of a market for those warrants. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including market risks, trends and uncertainties, and other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

press@defidevcorp.com